UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 2, 2018
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 2, 2018, LabCorp® (NYSE: LH) announced today that its Zero Coupon Convertible Subordinated Notes due 2021 (Zero Coupon Notes) may be converted as set forth below.
The Zero Coupon Notes are convertible into cash and Common Stock of LabCorp, if any, subject to the terms of the Zero Coupon Notes and the Indenture, dated as of October 24, 2006 between LabCorp and The Bank of New York Mellon, as trustee (Trustee) and the conversion agent.
In order to exercise the option to convert all or a portion of the Zero Coupon Notes, holders must validly surrender their Zero Coupon Notes at any time during the calendar quarter through the close of business at 5:00 p.m., New York City time, on Friday, March 30, 2018. The Trustee has informed LabCorp that, as of this date, all custodians and beneficial holders of the Zero Coupon Notes hold the Zero Coupon Notes through Depository Trust Company (DTC) accounts and that there are no certificated Zero Coupon Notes in non-global form. Accordingly, all Zero Coupon Notes surrendered for conversion must be delivered through the transmittal procedures of DTC.

Exhibit Index	Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

January 2, 2018